UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

SMSA Crane Acquisition Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53800	27-0984742
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 South Dixie Highway, Suite 335, Coral Gables, FL	33146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 685-5046
Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On February 14, 2014, SMSA Crane Acquisition Corp. (the “Company”) closed on the sale of 927,000 shares of common stock in a private placement offering to accredited investors in exchange for gross proceeds of $3,068,370.  Pariter Securities, LLC (“Pariter”) was paid $125,431 for acting as a placement agent for the offering and was issued 92,700 five-year warrants exercisable at $3.31 per share. Additionally, Pariter waived cash commissions of $304,001 by electing to purchase 91,843 shares of the Company’s common stock at the offering price of $3.31 per share (without commissions or expenses). The net proceeds to the Company were $2,941,939.

The securities described hereunder have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder.

The Company’s principal shareholder is Coquí Radio Pharmaceuticals Corp. (“Coquí”).  Coquí is a radio pharmaceutical company that seeks to establish a medical isotope production facility (the “Facility”) to produce Molybdenum-99 (“Mo-99”).  Mo-99 is used to manufacture one of the principal medical isotopes used for diagnostic applications in nuclear medicine.

The net proceeds will be used primarily through advances to Coquí, for preparing an environmental report on the site where the Facility is to be located, Nuclear Regulatory Commission (“NRC”) counsel, hiring contractors to begin preliminary work on the Facility prior to receiving any NRC licensing, for working capital including engaging an independent registered public accountant to audit its 2013 and 2012 financial statements, and for public company expenses.

Following completion of the required audit of Coquí it will merge into the Company, cancelling its shares of common stock of the Company and with the Company re-issuing the shares to Coqui’s shareholders. The outstanding shares shall not be affected by the merger.

A form of Subscription Agreement is filed as an exhibit under Item 9.01 and is incorporated herein by reference. The description of the offering described hereunder is qualified in its entirety by reference to the full text of the Subscription Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA Crane Acquisition Corp.

Date: February 21, 2014	By: /s/ Alberto Burckhart
Name: Alberto Burckhart
Title: Chief Executive Officer